Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

SAN DIEGO, CA, May 15, 2007 — St. Bernard Software, Inc. (OTCBB: SBSW), a global provider of security and hosted office solutions for small and midsize businesses (SMBs), today announced its financial results for the first quarter ended March 31, 2007.

First Quarter Highlights

•	St. Bernard’s leading product, iPrism, experienced 55% year-over-year billings growth

•	Launched LivePrism On-Demand Product, acquiring over 70 new customers

•	Expanded EMEA presence with new office in the Netherlands

•	Won Info Security “2007 Global Product Excellence Award for Customer Trust”

•	Re-branded St. Bernard, including adoption of a new logo

•	Divested assets of legacy UpdateExpert product

Financial Results

Revenue in the first quarter was $5.4 million and exceeded the high end of the $4.2 to $4.8 million guidance previously provided, compared to Q1’06 revenue of $5.3 million. Revenue for our core products, iPrism and LivePrism was 29% higher in Q1’07 vs Q1’06. During the first quarter of 2007 the company completed the sale of the UpdateExpert product line. The sale resulted in a $3.7 million gain consisting of an acceleration of $2.6 million of deferred revenue and cash in the amount of $1.2 million. The gain associated with the sale of UpdateExpert is included in Other Expense (Income) and not included in the company’s operating revenue.

Total cost of sales in the first quarter was $1.6 million, up $200,000 over the first quarter of 2006.

Operating expenses were $8.4 million for the first quarter of 2007, an increase of $3.3 million over the same period in 2006. The increase in operating expenses for Q1’07 vs Q1’06 include $1.5 million in sales & marketing and $1.5 million in general & administrative.

Loss per share for the first quarter was $0.06, compared to the $0.13 loss per share reported for the first quarter of 2006. St. Bernard Software’s cash balance was $1.2 million at March 31, 2007.

Financial Discussion

“We have successfully completed the chapter of change here at St. Bernard, and positioned the company to execute on our aggressive growth plan with two core products, iPrism and LivePrism,” said Vince Rossi, CEO of St. Bernard Software. “Throughout the last three quarters we have positioned the company to attack a largely unsolved problem common to the small and medium size businesses around the world. Simply stated, a lack of IT resources and security knowledge continue to be significant challenges our customers face. Our new product suites, iPrism and LivePrism, are specifically designed to address and solve these important problems for our customers. iPrism continues to generate significant customer adoption as it grew 27% year-over-year in new acquisition billings, and we are equally excited about our recent launch of LivePrism, our On-Demand Messaging Security Service.

Operating expenses were high compared to the billings generated during Q1. These expenses are primarily associated with our new LivePrism business and are a direct result of investment in capacity to serve a growing business. Although we anticipate good sales growth for LivePrism, we expect operating expenses for LivePrism to remain high when compared to sales for the next few quarters.

We believe we have built a strong foundation for growth in 2007 and beyond and remain very excited about the opportunities that lie ahead,” added Rossi.

Conference Call Information

What: St. Bernard’s First Quarter 2007 Financial Results Conference Call

When: Tuesday, May 15th at 2:00pm PT (5:00 pm ET)

Dial In Number: 800-218-0204 (US and Canada)

303-262-2137 (International) Company name, ‘St. Bernard’

Webcast: To listen to the live Webcast, use the following link:

http://www.videonewswire.com/event.asp?id=39138

Or, log onto www.stbernard.com under the Investor Relations section.

Web Replay: 30 days

Call Replay: A replay of the conference call will be available at www.stbernard.com in the Investor Relations area of the site starting two hours after the call through Tuesday, May 22, 2007 at 11:59 pm PT

Replay Number: 800-405-2236 or 303-590-3000 (International) and enter the pass code: 11088442#

For the conference call, please dial-in five minutes in advance to ensure a proper connection. Questions and answers will be taken only from participants on the line. For the Webcast, please allow 15 minutes to register, download and install any necessary software.

About St. Bernard Software

St. Bernard (OTCBB: SBSW) is a global provider of comprehensive security and hosted office solutions for small and midsize businesses (SMBs). St. Bernard also provides the SMB market with a broad range of flexible and integrated hosted solutions, including secure content management, messaging continuity and collaboration.

The company’s award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, CA and international offices in the United Kingdom, Australia and the Netherlands, St. Bernard sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

©2007 St. Bernard Software Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism and Open File Manager are trademarks of St. Bernard Software Inc. All other trademarks and registered trademarks are hereby acknowledged.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, among other things, statements regarding our Q2 2007 projections of earnings, statements regarding future revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-KSB, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:

St Bernard Software:

Al Riedler, Chief Financial Officer

(858) 524-2050

or

MKR Group, Inc.

Marie Dagresto, Todd Kehrli

(323) 468-2300

sbsw@mkr-group.com

St. Bernard Software, Inc.

and Subsidiaries

Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$1,157,819	$4,841,871
Accounts receivable - net of allowance for doubtful accounts of $747,000 and $678,000 at March 31, 2007 and December 31, 2006, respectively	3,330,492	3,964,403
Inventories	655,357	729,739
Prepaid expenses and other current assets	450,021	483,840

Total current assets	5,593,689	10,019,853
Fixed Assets - Net	1,870,682	1,726,050
Other Assets	3,736,732	3,937,848
Goodwill	7,775,027	7,709,212
Deferred Income Taxes	—	—

	$18,976,130	$23,392,963

Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$227,185	$296,410
Accounts payable	3,256,748	4,559,323
Accrued compensation expenses	1,542,764	1,525,821
Accrued expenses and other current liabilities	323,537	291,718
Current portion of capitalized lease obligations	119,262	75,087
Deferred revenue	10,005,068	11,873,376

Total current liabilities	15,474,564	18,621,735

Capitalized Lease Obligations, Less Current Portion	232,236	141,617

Deferred Revenue	5,127,012	5,842,809

Total liabilities	20,833,812	24,606,161

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized and 0 shares issued and outstanding
Common stock, $0.01 par value; 50,000,000 shares authorized and 14,809,201 and 14,764,251 shares issued and outstanding in 2007 and 2006, respectively	148,092	147,643
Additional paid-in capital	38,594,477	38,304,771
Accumulated deficit	(40,600,251)	(39,665,612)

Total stockholders’ deficit	(1,857,682)	(1,213,198)

	$18,976,130	$23,392,963

The accompanying notes are an integral part of these consolidated financial statements.

St Bernard Software, Inc.

and Subsidiaries

Unaudited Consolidated Statements of Operations

	Three months ended March 31,
	2007	2006
Sales
License	$855,645	$884,395
Appliance	745,271	623,200
Subscription	3,772,317	3,761,009

Total Sales	5,373,233	5,268,604

Cost of Sales
License	32,317	8,693
Appliance	558,009	380,205
Subscription	1,057,639	963,144

Total Cost of Sales	1,647,965	1,352,042

Gross Profit	3,725,268	3,916,562
Sales and marketing expenses	4,059,605	2,564,330
Research and development expenses	1,877,602	1,595,364
General and administrative expenses	2,419,991	927,775

Loss from Operations	(4,631,930)	(1,170,907)

Other Expense (Income)
Interest expense - net	12,899	80,464
Gain on sale of UpdateExpert	(3,714,425)	—

Total Other Expense (Income)	(3,701,526)	80,464

Loss Before Income Taxes	(930,404)	(1,251,371)

Income tax expense	(4,235)	—

Net Loss	$(934,639)	$(1,251,371)

Basic and Diluted Loss Per Common Share	$(0.06)	$(0.13)

Weighted Average Shares Outstanding	14,794,863	9,747,760

The accompanying notes are an integral part of these consolidated financial statements.

St. Bernard Software, Inc.

and Subsidiaries

Unaudited Consolidated Statements of Stockholders’ Deficit

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2006	14,764,251	$147,643	$38,304,771	$(39,665,612)	$(1,213,198)
Common stock issued for exercise of employee options	44,950	449	29,595		30,044
Compensation expense on stock options	—	—	260,111		260,111
Net loss	—	—	—	(934,639)	(934,639)

Balance at March 31, 2007	14,809,201	$148,092	$38,594,477	$(40,600,251)	$(1,857,682)

The accompanying notes are an integral part of these consolidated financial statements.

St Bernard Software, Inc.

and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Three months ended March 31,
	2007	2006
Cash Flows From Operating Activities
Net loss	$(934,639)	$(1,251,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	365,318	152,036
Provision for bad debts	68,364	(46,808)
Gain on sale of UpdateExpert	(3,714,425)	—
Compensation expense	260,111	—
Increase (decrease) in cash resulting from changes in:
Accounts receivable	565,547	1,172,152
Inventories	74,382	23,079
Prepaid expenses and other current assets	28,311	64,678
Accounts payable	(1,302,575)	420,995
Accrued expenses and other current liabilities	48,764	(61,089)
Deferred revenue	(69,680)	(450,870)

Net cash provided (used) in operating activities	(4,610,522)	22,802

Cash Flows From Investing Activities
Additional costs related to purchase of business	(65,816)	—
Purchases of fixed assets	(145,103)	(28,909)
Proceeds from the sale of UpdateExpert	1,200,000	—

Net cash provided (used) in investing activities	989,081	(28,909)

Cash Flows From Financing Activities
Principal payments on note payable	—	(182,335)
Proceeds from stock option and warrant exercises	30,044	14,066
Principal payments on capitalized lease obligations	(23,430)	(11,460)
Net increase (decrease) in line of credit	(69,225)	178,880

Net cash used in financing activities	(62,611)	(849)

Net Decrease in Cash and Cash Equivalents	(3,684,052)	(6,956)
Cash and Cash Equivalents at Beginning of Period	4,841,871	9,211

Cash and Cash Equivalents at End of Period	$1,157,819	$2,255

Cash paid during the period for:
Interest	$56,769	$77,789
Income taxes	$1,041	$—

During the three months ended March 31, 2007, the Company entered into capitalized lease obligations for the purchase of $158,224 in fixed assets.

The accompanying notes are an integral part of these consolidated financial statements.